                                     - 78 -
                                                                    EXHIBIT 10.2



                                      LEASE


                                     Between


                              NORTH PEARL PARTNERS,


                                                         - Landlord


                                       and


                       FOUR CORNERS ABSTRACT CORPORATION,

                                                         - Tenant

                                      INDEX



                                                              Page


Article I       Leased Premises                                 1
Article II      Term of Lease                                   2
Article III     Rent                                            2
Article IV      Additional Rent                                 3
Article V       Taxes                                           6
Article VI      Use & Care of Premises                          7
Article VII     Utilities and Cleaning                          7
Article VIII    Repairs                                         8
Article IX      Alterations                                     9
Article X       Landlord's Right of Access                      10
Article XI      Signs                                           10
Article XII     Insurance, Indemnity and
                   Waiver of Subrogation                        11
Article XIII    Nonliability for Certain Damages                13
Article XIV     Damages by Casualty                             15
Article XV      Eminent Domain                                  17
Article XVI     Default                                         17
Article XVII    Miscellaneous                                   20


     EXHIBIT A - Premises  27

                                      LEASE

     This Agreement, made on May 1, 1995, by and between NORTH PEARL PARTNERS, a New York partnership having its main office at Capital Center, 99 Pine Street, Albany, New York 12207, (hereinafter referred to as "Landlord"), and FOUR CORNERS ABSTRACT CORPORATION, having an office and place of business at 99 Pine Street, Albany, New York 12207 (hereinafter referred to as the "Tenant").

                              W I T N E S S E T H :

     In consideration of the mutual terms, covenants and conditions set forth herein, the parties agree as follows:

                                    ARTICLE I

                                 Leased Premises

     Section 1.1 Landlord, in consideration of the rents and common areas charges to be paid and the covenants and agreements to be performed by Tenant:

     (a) Leases to Tenant, and Tenant leases from Landlord the premises highlighted on Exhibit "A" attached hereto and made a part hereof ("Premises"), in the buildings located at 99 Pine Street, City of Albany, County of Albany and State of New York ("hereinafter "Capital Center"), consisting of approximately 1,410 square feet of space. Landlord may determine the actual gross leasable area of the Premises in square feet by directing Landlord's architect to perform a retail measurement after the Premises have been made available to Tenant for Tenant's improvements.

     During the term of the Lease, Tenant shall have the non-exclusive right in common with other tenants of the Capital Center (and their respective employees, licensees, customers and invitees) to use common facilities as may be designated from time to time by the Landlord, subject to the provisions of this Lease, reserving unto the Landlord the unrestricted right to construct, operate, maintain, repair, replace or remove such utility pipes, electrical, telephone, computer or other lines or other facilities over, upon, under or through the Premises or common areas as may be reasonably necessary for servicing the other portions of the Capital Center.

                                   ARTICLE II

                                  Term of Lease

     Section 2.1 The term of this Lease shall be for a period of one (1) year commencing on May 1, 1995 (the "Lease Commencement Date"), and shall end on April 30, 1996 (the "Expiration Date"). *

                                   ARTICLE III

                                      Rent


     Section 3.1 Tenant agrees to pay Landlord commencing on May 1, 1995 (the "Rent Commencement Date"), and continuing during the term of this Lease, a Minimum Annual Rent of Eighteen Thousand Three Hundred Thirty Thousand and 00/100 Dollars ($18,330.00), (calculated at a rate of $13.00 per square foot) payable in equal monthly installments of One Thousand Five Hundred Twenty-Seven Dollars and 50/Cents ($1,527.50) each, on the first day of each month of this Lease in advance.

   * Notwithstanding the foregoing, either party may terminate this lease upon provisions of 120 days prior written notice tot he other, the tenant remaining obligated for payment of all rent and additional rent up to the effective termination date.

     Section 3.2 Tenant shall pay such Minimum Annual Rental without deduction, setoff, prior notice, or demand, in advance on the first day of each month, commencing with the Rent Commencement Date, and continuing during the Lease term. Minimum Monthly Rent for any partial month shall be prorated. All rent shall be paid to Landlord at the address to which notices to Landlord are given.

     Section 3.3 Tenant shall pay Landlord a late charge of 10% of any installment of rent or additional rent which is not paid on the due date thereof. In the event Tenant fails or refuses to pay rent or any additional charge hereunder and Landlord institutes suit for the collection of same, Tenant agrees to reimburse Landlord for all reasonable expenses incurred by Landlord in connection therewith including but not limited to attorneys' fees. This Lease does not constitute a waiver by Landlord of its claim and right to past due rent from Tenant to Landlord currently totaling approximately $15,000.00. **

  ** However, the lease dated April 1, 1992 between landlord and tenant is hereby terminated as of April 30, 1995, with all remaining obligations of tenant thereunder liquidated to payment of past due rent in said amount.

                                   ARTICLE IV

                                 Additional Rent

     Section 4.1 During any Calendar Year during the term of this Lease ("Comparison Year") in which the expenses for maintaining and operating the Buildings known as Capital Center (as such expenses are hereinafter defined) increase over the amount thereof of the Calendar Year 1995 ("Base Year"), Tenant shall pay to Landlord as additional rent an amount equal to Tenant's proportionate share of such increase, said amount to be payable in full within fifteen (15) days of the rendering of the statement by Landlord as hereinafter provided. For the purposes of the preceding section~ Tenant's proportionate share shall be equal the ratio of the total number of square feet leased to Tenant in the Premises over the total leasable square footage in the Buildings known as Capital Center.


     Section 4.2 Definition. For the Base Year and for each Comparison Year, the term "expenses for maintaining and operating the Buildings" shall mean those expenses incurred during such ear in respect of the operation and maintenance of the Buildings in accordance with accepted principles of sound management and accounting practice as applied to the operation and maintenance of first class buildings of the type involved, including, without limitation, (1) heating, lighting, cleaning, maintaining, insuring, managing, repairing and operating the Buildings and the sidewalks and landscaping surrounding the Buildings plus (2) the cost of maintaining the elevators and providing extermination, security and other services to the Buildings. Such expenses shall not include (1) expenses for any capital improvements made to the Land or Buildings, including without limitation replacement costs of building fixtures, equipment, and facilities;
(2) expenses for painting, redecorating, or other work which Landlord performs for Tenant or for any other tenants in the Buildings (such expenses for maintaining and operating the Buildings shall, however, include the costs of other work in public areas which is standard for the Buildings and the proportionate cost of painting and redecorating in such public areas which is done at intervals); (3) expenses for repairs or other work occasioned by fire, windstorm, or other insured casualty; (4) expenses incurred in leasing or procuring new tenants (including Lease commissions, advertising expenses, and expenses of renovating space for new tenants); (5) legal expenses in enforcing the terms of any Lease; and (6) interest or amortization payments on any mortgage or mortgages.

     In addition to the rental adjustments provided for hereunder, if the term of this Lease shall terminate on a date other than a December 31st, then for the fractional portion of such calendar year at the end of this Lease, the additional rent for such period shall be adjusted at the same rate as the rent for the Comparison Year immediately prior to such calendar year. The additional rent adjustment for such period shall be made when Landlord shall render its statement for the last monthly installment of the fixed rent payable under this Lease, or if that is not reasonably feasible, as soon thereafter as is reasonably feasible, and this obligation for the fractional portion of the Comparison Year in which this Lease terminates shall survive the termination of this Lease.

     Statements of the amount of Tenant's pro rata share of expenses for maintaining and operating the Buildings to be paid by Tenant as additional rent as herein above provided, shall be rendered by Landlord to Tenant as soon as reasonably feasible during the calendar year following the first Comparison Year and each Comparison Year thereafter, except as otherwise provided with respect to any fractional period at the end of this Lease. Landlord shall have the right however, after the rendering of such statement to send a corrected statement to Tenant.

     Any statement rendered by Landlord as provided in this Article shall be final and binding upon the parties.


                                    ARTICLE V

                                      Taxes

     Section 5.1 Tenant shall also pay as additional rent its proportionate share (as hereinafter defined) of all increases in real property taxes and general and special assessments, including, but not limited to state, county, city, school, sewer and water taxes and assessments or payments in lieu of taxes (real property taxes), levied and assessed against the Buildings of which the Premises is a part, in excess of the taxes or payments in lieu of taxes assessed against such Buildings during 1994 ("Tax Base Year").

     Section 5.2 Tenant's proportionate share of such real property taxes shall equal the ratio of such taxes that the total number of square feet in the Premises bears to the total number of leasable square feet in the Buildings known as Capital Center. Each year Landlord shall notify Tenant of Landlord's calculation of Tenant's proportionate share of the real property taxes and together with such notice shall furnish Tenant with a copy of the tax bill. Tenant shall reimburse Landlord for Tenant's proportionate share of annual increase in real property taxes within fifteen (15) days after the receipt of the notice from Landlord.

                                   ARTICLE VI

                            Use and Care of Premises

     Section 6.1 Tenant shall use the Premises for the operation of an abstract and title insurance company and no other use or purpose shall be permitted without the Landlord's written consent. Tenant shall not at any time leave the Premises vacant, but shall in good faith continually throughout the term of this Lease conduct and carry on in the entire Premises the type of business for which the Premises are Leased. Tenant shall operate its business in an efficient, First-Class and reputable manner.

     Section 6.2 The Tenant shall not occupy or permit or suffer the Leased Premises to be occupied, for any business or purpose deemed disreputable or extra-hazardous on account of fire, under penalty of damages and forfeiture, and in the event of a breach thereof, the term herein shall immediately cease and determine at the option of the Landlord as if it were the expiration of the original term.

                                   ARTICLE VII

                             Utilities and Cleaning

     Section 7.1 The Landlord shall provide and pay for electricity, certain minimal cleaning services as are provided to all tenants of the Building, and air conditioning and heat for the Tenant, without cost to Tenant, except as provided in Article IV above. Landlord shall provide and maintain the necessary wiring, ducts and conduits in order to bring electricity, heat, telephone service and other utilities to the Premises.

     The Tenant shall pay for its own telephone service hook-ups in the Premises. Landlord shall not be liable to Tenant for any interruption whatsoever regarding any utility services for any reason.

                                  ARTICLE VIII

                                     Repairs

     Section 8.1 Landlord shall keep and maintain the roof and structural portions of the Premises except any damage thereto caused by any act or negligence of Tenant, its employees, agents, invitees, subtenants, licensees, assignees, or contractors, in which event such damage shall be promptly repaired by Tenant. Other than as herein provided, Landlord shall not be responsible to maintain or make any improvements or repairs of any kind, in or upon the Premises.

     Tenant shall keep and maintain in good order, condition and repair (which repair shall mean replace if necessary) the Premises and every part thereof, except as hereinbefore provided, including without limitation, the exterior and interior portions of all doors, door checks, security gates, windows, glass, fixtures, floors and ceilings, including compliance with the applicable building codes relative to fire extinguishers.

     If Tenant refuses or neglects to repair property as required above, the Landlord may make such repairs without liability to Tenant for any loss or damage to any of Tenant's property by reason thereof, and upon completion thereof, Tenant shall pay the Landlord, as additional rent, the cost of such repairs plus fifteen percent (15%) for overhead and supervision upon presentation of a bill therefor.

                                   ARTICLE IX

                                   Alterations

     Section 9.1 Tenant shall not make any alterations, additions or improvements to the Premises and fixtures without the prior written consent of the Landlord- All permitted alterations, additions, improvements which may be made and fixtures which may be installed by either party upon the Premises shall remain upon and be surrendered with the Premises and become the property of Landlord at the termination of this Lease, unless Landlord requests their removal in which event Tenant shall remove the same and restore the Premises to its original condition at Tenant's expense.

     Section 9.2 All construction work done by Tenant within the Premises shall be performed in a good and workmanlike manner, in compliance with all governmental requirements, and in such manner as to cause a minimum of interference with other construction in progress and with the transaction of business by other Tenants leasing any portion of the Building. Tenant agrees to indemnify Landlord, and hold Landlord harmless against any loss, liability or damage resulting from such work, and Tenant shall, if requested by Landlord, furnish performance and payment bonds or other security satisfactory to the

Landlord against any such loss, liability or damage.

                                    ARTICLE X

                           Landlord's Right of Access

     Section 10.1 Landlord shall have the right to enter upon the Premises at any time for the purpose of inspecting the same, or of making repairs, alterations, or additions to adjacent Premises, or of showing the Premises to prospective purchasers, Lessees or lenders.

                                   ARTICLE XI

                                      Signs

     Section 11.1 Tenant shall not, without the Landlord's prior written consent, erect or install any signs, window or door letterings, placards, decorations or advertising media of any type which can be viewed from the exterior of the Premises or within the Premises. All signs, lettering, placards decorations and advertising media shall conform in all respects to the sign criteria established by the Landlord from time to time in the exercise of its sole discretion, and shall be subject to the prior written approval of Landlord as to construction, method of attachment, size, shape, height, lighting, color and general appearance. All signs shall be kept in good condition and in proper operating order at all times.

     Section 11.2 The Tenant acknowledges that the Buildings of which the Premises are a part are situated within a Registered Historic District. Any signs allowed under this Article shall in all respects comply with all local laws and shall not be erected until such time as Tenant has also obtained all local approvals as well as the approval of the New York State Historical Preservation Office.

                                   ARTICLE XII

                 Insurance. Indemnity and Waiver of Subrogation

     Section 12.1 The Tenant at its own expense shall maintain public liability insurance insuring the Tenant and the Landlord with minimum coverage as follows:

               Property and
               Liability Damage:   $1,000,000 00 per occurrence

     The Tenant, at its own expense, shall maintain plate glass insurance.

     The Tenant shall provide the Landlord with a certificate of insurance from an insurance company qualified to do business in the State of New York which is reasonably acceptable to the Landlord as evidencing the existence of the foregoing insurance. Landlord shall have the right from time to time (but not more often than annually) to require that Tenant increase or otherwise modify the insurance coverage referred to above so as to cause said coverage to be consistent with the then current real estate industry standards in the City of Albany, New York.

     Landlord shall require all other Tenants in the Buildings of which this Premises is a part to maintain coverage in amounts similar to Tenants.

     Notwithstanding any terms of this Lease to the contrary, the Tenant shall pay the cost of any increase in Landlord's insurance costs that the insurance carrier of the Landlord attributes to the presence of Tenant upon the Premises or to the transaction of Tenant's business activities thereon.

     Tenant agrees throughout the term of this Lease to maintain insurance against loss or damages by fire, and such other risks and hazards as are insurable under present and future standard forms of fire and extended coverage insurance policies, to the personal property, furniture, furnishings and fixtures belonging to Tenant located in the

Premises, for the actual cash value thereof less depreciation, with the New York standard co-insurance clauses for not less than 80% of such actual cash value. Upon the occurrence of any casualty insured against, Tenant shall have full authority to, and shall take all necessary measures to negotiate, compromise or adjust any loss under Tenant's policy.

     All fire and extended coverage insurance maintained by Landlord and Tenant on the Premises, the property therein, and the building and its appurtenances shall include a waiver by the insurer of all right of recovery against Landlord or Tenant in connection with any loss or damage by fire or peril included within fire and extended coverage insurance and neither party shall be liable to the other for loss or damage resulting from such included claims with respect to any such loss to the extent of the insurance proceeds paid with respect thereto.

     Section 12.2 The Landlord shall not be liable for any damages to or loss of, including loss due to petty theft, any property, occurring in the Premises or any part thereof, and the Tenant agrees to hold the Landlord harmless from any claims for damages, except where such damage or injury is the result of the gross negligence or willful misconduct of the Landlord or its employees.

     Section 12.3 Any insurance policies required to be carried by this section shall name as Landlord an additional insured and shall have provision for at least ten (10) days~ notice to Landlord of cancellation. At least (10) days before the expiration of such policy, Tenant will supply Landlord with a substitute therefore with evidence of payment of the premiums thereof.

                                  ARTICLE XIII

                        Nonliability for Certain Damages


     Section 13.1 Landlord and Landlord's agents and employees shall not be liable to Tenant for any injury to person or damage to property caused by the Premises, or other portions of the building owned by Landlord of which the Premises is a part, becoming out of repair or by the defect or failure of any structural element of the Premises or of any equipment, pipes, wiring, or broken glass, or by the backing up of drains, or by gas, water, steam, electricity, or oil leaking, escaping, or flowing into the Premises except where due to Landlord's willful failure to make repairs required to be made hereunder, after the expiration of a reasonable time after written notice to Landlord of the need for such repairs, nor shall Landlord be liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of other tenants of the Landlord or of any other persons whomsoever, excepting only duly authorized employees and agents of Landlord.

     Section 13.2 Tenant shall indemnify, defend and hold harmless Landlord, its agents and employees from and against any and all liability (statutory or otherwise), damages, claims, suits, demands, judgments, costs, interest and expense (including but not limited to, attorneys' fees and disbursements both at trial and appellate levels) arising, directly or indirectly, from any injury to, or death of, any person or persons or damage to property (including loss of use thereof) related to (A) Tenant's use of the Demised Premises or conduct of business therein, (B) any work or thing whatsoever done, or any condition created (other than by Landlord, its employees, agents or contractors) by or on behalf of Tenant in or about the Premises, including during the period of time, if any, prior to the Term Commencement Date, that Tenant may have been given access to the Premises for the purposes of doing any work or making any installations, (C) any condition of the Premises due to or resulting from any default by Tenant in the performance of Tenant's obligations under this Lease, or (D) any act, omission or negligence of Tenant or its agents, contractors, employees, subtenants, licensees or invitees. In case any action or proceeding is brought against Landlord by reason of any one or more thereof, Tenant shall pay all costs, attorneys' fees, expenses and liabilities resulting therefrom and shall defend such action or proceeding if Landlord shall so request, at Tenant's expense, by counsel reasonably satisfactory to Landlord.

                                   ARTICLE XIV

                               Damages by Casualty

     Section 14.1 Tenant shall give immediate written notice to Landlord of any damage caused to the Premises by fire or other casualty.

     Section 14.2 In the event that the Premises shall be damaged or destroyed by fire or other casualty insurable under standard fire and extended coverage insurance and Landlord does not elect to terminate this Lease (as hereinafter provided), Landlord shall proceed with reasonable diligence and at its sole cost and expense to rebuild and repair the Premises, to the extent of the insurance proceeds available therefore. In the event (a) the building in which the Premises is located shall be destroyed or substantially damaged by a casualty not covered by Landlord's insurance, or (b) such building shall be destroyed or rendered untenantable to an extent in excess of 508 of the first floor area by a casualty covered by Landlord's insurance, or (c) the holder of a mortgage, deed of trust or other lien on the Premises at the time of the casualty elects, pursuant to such mortgage, deed of trust, or other lien, to require the use of all or part of Landlord's insurance proceeds in satisfaction of all or part of the indebtedness secured by the mortgage, deed of trust, or other lien, then Landlord may elect either to terminate this Lease or to proceed to rebuild and repair the Premises. Landlord shall give written notice to Tenant of such election within 60 days after the occurrence of such casualty and if it elects to rebuild and repair the Building shall proceed to do so with reasonable diligence and at its sole cost and expense.

     Section 14.3 Landlord's obligations to rebuild and repair under this
Article XIV shall in any event be limited to restoring (a) the Premises to substantially the condition in which the same existed prior to such casualty, exclusive of any alterations, additions, improvements, fixtures, and equipment installed by Tenant, or the Landlord's Work, if any, to substantially the same condition in which the same existed prior to the casualty, as the case may be. Landlord further agrees that promptly after completion of such work by it, Landlord will proceed or Landlord will, at its option cause Tenant to proceed with reasonable diligence and at Tenant's sole cost and expense to restore, repair, and replace all alterations, additions, improvements, fixtures, signs, and equipment installed by Tenant.

     Section 14.4 Tenant agrees that during any period of reconstruction or repair of the Premises it will continue the operation of its business within the Premises to the extent practicable. During the period from the occurrence of the casualty until Landlord's repairs are completed, the Minimum Annual Rental shall be reduced to such extent as may be fair and reasonable under the circumstances; however, there shall be no abatement of additional rent or other charges provided for herein. In the event that the Landlord is required to make structural repairs to the Premises for damages to the Premises not caused by Tenant's actions and such repairs result in a reduction of the amount of space available to Tenant under this Lease, then the rent for the Premises will abate by an amount equal to the percentage of area which is unavailable for use by the Tenant for any day in which the Premises is not available.

                                   ARTICLE XV

                                 Eminent Domain

     Section 15.1 Should the land and Buildings of which the Premises forms a part, or any part thereof, be condemned for public or quasi-public use or purpose, then in that event, upon the taking of the same for such public or quasi-public use or purpose, this Lease, at the option of the Landlord, shall terminate on the date when the same shall be taken and the rent shall be apportioned as of said date. No part of any award shall belong to Tenant. In the event that Landlord does not terminate this Lease following a condemnation, then Landlord shall make all necessary repairs or alterations to the Buildings so as to constitute the remaining premises a complete architectural unit to the extent practicable under the circumstances; provided, that Landlord shall not be obligated to undertake any such repairs or alterations if the estimated cost thereof will exceed the amount of the award.

                                   ARTICLE XVI

                                     Default

     Section 16.1 The occurrence of any of the following shall constitute default by the Tenant:

     (a) Failure to pay rent or additional rent, for fifteen (15) days after, when due.

     (b)  Abandonment, desertion or vacation of the Premises.

     (c) Failure to perform other provisions of this Lease, if the failure to perform is not cured within fifteen (15) days after written notice has been given to Tenant. If the default cannot reasonably be cured within fifteen (15) days, Tenant shall not be in default of this Lease if Tenant commences to cure default within the fifteen (15) day period and diligently and in good faith continues to cure the default.

     (d) If proceedings are commenced by or against the Tenant in any Court under a Bankruptcy Act or for the appointment of a trustee or receiver either before or after the Commencement Date.

     Section 16.2 If any default be made by the Tenant, the Landlord may, at its option, (a) declare the entire sum of this lease due and payable; (b) terminate this lease without further notice to the Tenant, and upon such termination the Tenant shall quit and surrender the Demised Premises to the Landlord, but such termination shall not affect Landlord's right to recover damages or exercise any other right herein provided; or (c) re-enter the Premises by force, summary proceedings or otherwise, and remove all persons therefrom, without being liable to prosecution therefor, and the Landlord will provide Tenant with two days written notice of Landlord's intention to re-enter excepting cases of abandonment of the Premises, and the Tenant shall pay at the same time as the rent becomes payable under the terms hereof a sum equivalent to the rent reserved herein, and the Landlord may rent the Premises on behalf of the Tenant, reserving the right to rent the Premises for a longer period of time than fixed in the original Lease without releasing the original Tenant from any liability, applying any moneys collected, first to the expense of resuming or obtaining possession, second to restoring the Premises to a rentable condition, and then to the payment of the rent and all other charges due and to grow due to the Landlord, any surplus to be paid to the Tenant, who shall remain liable for any deficiency.

     Landlord will provide Tenant with two (2) days written notice of intention to reenter or of instituting legal proceedings to that end. The Tenant waives and will waive all right to trial by jury in any summary proceeding instituted by the Landlord against the Tenant with respect to the leased property. The Tenant waives all rights to redeem under Section 761 of the New York Real

Property Actions and Proceedings Law. The Tenant waives all rights to assert any set-offs or counterclaims in any summary proceeding instituted by the Landlord against the Tenant with respect to the leased property, it being the intention of the parties that any such set-offs or counterclaims be adjudicated in a separate action.

     The Landlord shall be entitled to reasonable attorneys fees in the event Landlord shall retain an attorney to enforce the provisions of this lease, and if suit be brought to enforce the provisions of this lease or to recover possession of the demised premises or for recovery of rent or additional rent, Landlord shall be entitled to reasonable attorneys fees at both the trial and appellate levels.

                                  ARTICLE XVII

                                  Miscellaneous

     Section 17.1 At the expiration of this Lease, Tenant shall surrender the Premises in the same condition as it was in upon delivery of possession thereto under this Lease, reasonable wear and tear excepted, and shall deliver all keys and combinations to locks to Landlord. Before surrendering said Premises, Tenant shall remove all its personal property, and if requested to do so by the Landlord, remove all trade fixtures, alterations, additions and decorations and shall repair any damage caused thereby. Tenant's obligations to perform this provision shall survive the end of the term of this Lease. If Tenant fails to remove its property upon the expiration of this Lease, the said property shall be deemed abandoned and shall become the property of Landlord.

     Section 17.2 Any holding over after the expiration of the term shall be construed to be a tenancy from month to month at one-hundred fifty percent (150%) of the annual rents specified by Section 3.2 (prorated on a monthly basis) and shall otherwise be on the terms herein specified so far as applicable.

     Section 17.3 Failure of Landlord to insist upon the strict performance of any provision or to exercise any option shall not be construed as a waiver for the future of any such provision or option. The receipt by Landlord of rent with knowledge of the breach of any provision of this Lease shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent shall be deemed to be other than on account of the earliest rent then unpaid nor shall any endorsement or statement on any check or any letter accompanying any such check or payment as rent be deemed an accord and satisfaction. Landlord may accept such check or payment as rent without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease.


     Section 17.4 Any notice, demand, request or other instrument which may be or is required to be given under this Lease, shall be delivered in person or sent by United States certified or registered mail, postage prepaid, and shall be addressed (a) if to Landlord, at the address as hereinabove given; and (b) if to Tenant, at the Premises. Either party may designate such other address as shall be given by written notice. In the case of notices sent through the United States mails pursuant to this Section, each such notice shall be deemed as given on the day that is placed in the mail.

     Section 17.5

          (a) This Lease is and shall be subordinate to any mortgage now of record or hereafter recorded affecting the Premises or the Buildings, other improvements and land of which the Premises are a part, including but not limited to any construction loan mortgage and any advances made thereunder and any and all documents required as additional security for said loan to be executed in connection therewith. Such subordination is effective without any further act of Tenant. Tenant shall from time to time on request from Landlord execute and deliver any documents or instruments that may be required by a lender to effectuate any subordination as required in connection with said mortgage loan including, but not limited to, any assignment of rents and/or this Lease as may be required by any mortgagee.

          (b) Tenant agrees from time to time, but not more than two times annually, upon not less than fifteen (15) days prior written request by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect and that Tenant has no defenses, offsets or counterclaims against its obligations to pay the Rent provided for in Article III and any other rent and charges and to perform its other covenants under this Lease (or, if there have been any modifications, that the same is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets or counterclaims, setting them forth in reasonable detail), and the dates to which the rent provided for in Article III and any other rent and charges have been paid. Any such statement delivered pursuant to this Section may be relied upon by any prospective purchaser or mortgagee of the Premises or of Capital Center or any prospective assignee of any such mortgage.

          (c) No holder of a mortgage shall be liable either as mortgagee or as assignee, to perform, or be liable in damages for failure to perform, any of the obligations of Landlord unless and until such holder shall have acquired indefeasible title to the Premises.

          (d) No assignment or sublease by Tenant of this Lease and no agreement to make or accept any surrender, termination or cancellation of this Lease and no agreement to modify so as to reduce the rent, change the Lease Term, or otherwise materially change the rights of Landlord under this Lease or to relieve Tenant of any obligations or liability under this Lease, shall be valid unless consented to by Landlord's mortgagees of record, if any. No rent provided for in Article III, additional rent, profit rent or any other charge shall be paid more than ten (10) days prior to the due date thereof and payments made in violation of this provision shall (except to the extent that such payments are actually received by a mortgagee) be a nullity as against such mortgagee and Tenant shall be liable for the amount of such payments to such mortgagee. No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by Law, to be relieved of Tenant's obligations hereunder or to terminate this Lease, shall result in a release or termination of such obligations or a termination of this Lease unless (i) Tenant shall have first given written notice of Landlord's act or failure to act to Landlord's mortgagees of record, if any, specifying the act or failure to act on the part of Landlord which could or would give basis to Tenant's rights; and (ii) such mortgagees, after receipt of such notice, have failed or refused to correct or cure the condition complained in this Section shall be deemed to impose any obligation on any such mortgagees to correct or cure any such condition. "Reasonable Time@' as used above means and includes a reasonable time to obtain possession of the mortgaged Premises if the mortGagee elects to do so and a reasonable time to correct or cure the condition if such condition is determined to exist.

     Section 17.6 The Tenant shall promptly execute and comply with all statutes, ordinances, rules, orders, regulations, requirements and assessments of the Federal, State and Local Governments and of any and all of their Departments and Bureaus applicable to said Premises, for the correction, prevention, and abatement of nuisances or other grievances, in, upon or connected with the said Premises during said term; and shall also promptly comply with and execute all rules, orders and regulations of the New York Board of Fire Underwriters or any other similar body, at the Tenant's own cost and expense.

     Section 17.7 Tenant shall comply with all reasonable "Rules and Regulations" as the same shall be promulgated by the Landlord from time to time as Landlord deems necessary to safeguard the Buildings, its Tenants, the reputation of the Buildings as a First Class office building, or for any other reasonable purpose.

     Section 17.8 The Tenant shall not assign or sublet this lease without the Landlord's prior written consent.

     Section 17.9 Tenant shall not permit to be created nor to remain undischarged any lien, encumbrance, or charge arising out of any work of any contractor, mechanic, laborer, or materialman which might be or become a lien or encumbrance or charge upon the Premises and Tenant shall not suffer any other matter or thing whereby the estate, right and interest of Landlord in the Premises might be impaired. If any lien or notice of lien on account of an alleged debt of Tenant or any notice of contract by a party engaged by Tenant or Tenant's contractor to work in the Premises shall be filed against the Premises, Tenant shall, within 20 days after notice of filing thereof, cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction, or otherwise. If Tenant shall fail to cause such lien or notice of lien to be discharged within the period provided, then Landlord, in addition to any other rights or remedies, may, but shall not be obligated to, discharge the same by either paying the amounts claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings; and in any such event, Landlord shall be entitled, if Landlord so elects, to defend any prosecution of an action for foreclosure of such lien by the lienor or to compel the prosecution of any action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest, costs, and allowances. Any amount paid by Landlord and all costs and expenses, including attorney fees, incurred by Landlord in connection therewith, together with interest thereon at the maximum legal rate from the respective dates of Landlord's making of the payment or incurring of the cost and expense shall be paid by Tenant to Landlord as additional rent.


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                                     - 90 -

     Section 17.10 If any provision of this Lease or application thereof to any person or circumstance shall to any extent be invalid, the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is held invalid shall not be affected therebY and each provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

     Section 17.11 All provisions herein shall be binding upon and shall insure to the benefit of the parties, their legal representatives, successors and assigns. In the event of any sale of the land, building or this Lease, or of a Lease of the Capital Center, Landlord shall be entirely relieved of all obligations hereunder.

     Section 17.12 This Lease and the exhibits attached set forth the entire agreement between the parties. Any prior conversations or writings are merged herein and extinguished. No subsequent amendment to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed.

     Section 17.13 This agreement shall be governed by the laws of the State of New York.


Landlord:                       NORTH PEARL PARTNERS



                                By:_____________________________________
                                   Carl W. Engstrom



Tenant:                         FOUR CORNERS ABSTRACT CORPORATION



                                By:_____________________________________
                                   William S. Gagliano
                                   Executive Vice President


5865E